UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 2, 2023

RREEF Property Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55598		45-4478978
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

875 Third Avenue, 26th Floor	New York,	NY	10022
(Address of Principal Executive Offices)			(Zip Code)
(212) 454-4500
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement

On January 27, 2023, a group of single purpose entities structured as limited liability companies (each a “Borrower” and collectively, the “Borrowers”), each of which has as its sole member RREEF Property Operating Partnership, LP (the “Operating Partnership”), a wholly owned subsidiary of RREEF Property Trust, Inc. (the “Company”), entered into a Second Amended and Restated Revolving Loan Agreement and Omnibus Amendment to Loan Documents, dated as of January 27, 2023, by and among the Borrowers, Wells Fargo Bank, National Association, as administrative agent and lender (“Wells Fargo”), and the other lending institutions that may become parties thereto (the “Revised Wells Fargo line of credit”). The Company also serves as guarantor.

The Revised Wells Fargo line of credit amends and restates the Amended and Restated Revolving Loan Agreement and Omnibus Amendment to Loan Documents, dated February 27, 2018, as amended, with Wells Fargo. The Revised Wells Fargo line of credit has an initial maximum capacity of $100,000,000 and is expandable up to a maximum capacity of $250,000,000 at our request upon satisfaction of specified conditions. Each requested expansion must be for at least $25,000,000 and may result in the Revised Wells Fargo line of credit being syndicated.

The Revised Wells Fargo line of credit incurs interest based on the 30-day average of the secured overnight financing rate ("SOFR") plus a spread which is 200 - 225 basis points depending on the debt yield. The Revised Wells Fargo line of credit matures on February 28, 2025, after which the Borrowers will have no further right to extend the term of the loan.

At any time, the borrowing capacity under the Revised Wells Fargo line of credit is based on the lesser of (1) an amount equal to 65% of the aggregate value of the properties in the collateral pool as determined by lender appraisals, (2) an amount that results in a minimum debt yield of 10% based on the in-place net operating income of the collateral pool as defined or (3) the maximum capacity of the Revised Wells Fargo line of credit. Proceeds from the Revised Wells Fargo line of credit can be used to fund acquisitions, redeem shares pursuant to our redemption plan and for any other corporate purpose. As of the closing date of January 27, 2023, our maximum borrowing capacity was $100,000,000, our outstanding balance was $87,800,000 and our weighted average interest rate was 6.31%.

The Revised Wells Fargo line of credit contains customary representations, warranties, borrowing conditions and affirmative, negative and financial covenants, including that there must be at least six properties in the collateral pool at all times, and the collateral pool must also meet specified concentration provisions, unless waived by the lender. In addition, the guarantor must meet tangible net worth hurdles. As of January 27, 2023, we were in compliance with all covenants.

The foregoing description of the Revised Wells Fargo line of credit is qualified in its entirety by reference to the Revised Wells Fargo line of credit, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1*
Second Amended and Restated Revolving Loan Agreement and Omnibus Amendment to Loan Documents, dated as of January 27, 2023, by and among RPT Anaheim Hills Office Plaza, LLC, RPT Heritage Parkway, LLC, RPT Terra Nova Plaza, LLC, RPT Loudoun Gateway I, LLC, RPT Allied Drive, LLC, RPT Palmetto Lakes, LLC, RPT Hialeah I, LLC, RPT Hialeah II, LLC, and Wells Fargo Bank, National Association, as Lender and administrative agent.

*Certain identified confidential information has been redacted from this exhibit because it both (i) is not material and (ii) is the type that the registrant treats as private or confidential.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RREEF Property Trust, Inc.
By:	/s/ Eric Russell
Name:	Eric Russell
Title:	Chief Financial Officer
        Date: February 2, 2023